FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

GREENFLAG VENTURES INC.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-54082	837632058
(state or other jurisdiction of incorporation)	(Commission File Number)	(Business Identification Number)

804-750 WEST PENDER STREET, VANCOUVER, B.C, CANADA	V6C 2T7
(address of principal executive offices)	(Postal/zip code)

778-654-3221
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On February 9, 2016, Richard DiBiase, the present President, CEO and CFO resigned.  On that same day Mr. John Karroll was appointed as the new President, CEO and CFO.

Mr. Karroll has extensive experience as director of operations, management, sales & marketing for numerous businesses, online companies, developing International, National marketing and ad companies, online viral campaigns, producing VIP Galas plus investor relations and “new” business development including launching companies and IPO’s on NASDAQ.  Mr. Karroll has thousands of hours of dedicated research in the Medical Marihuana Industry, extensive knowledge of North American Cannabis Industry, Health Canada and OCS licensing requirements, MMAP, MMPR, plus research exemption documents Import Export dealers licenses, including extensive knowledge and experience in completing MMPR LP applications plus Research and Development, Exemption 56 and Clinical Study applications.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFLAG VENTURES, INC.

Dated: February 11, 2016	/s/
JOHN KARROLL
Chief Executive Officer